Exhibit 99.3

Designated Filer:	Warburg Pincus (Bermuda) Private Equity X, LLC
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 26, 2015

Joint Filers’ Signatures

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY X, LLC
By: Warburg Pincus (Bermuda) Private Equity X, L.P., its Sole Member
By: Warburg Pincus (Bermuda) X, L.P., its General Partner
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn	Date:	March 26, 2015
Name: Steven G. Glenn
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY X, L.P.
By: Warburg Pincus (Bermuda) X, L.P., its General Partner
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn	Date:	March 26, 2015
Name: Steven G. Glenn
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) X, L.P.
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn	Date:	March 26, 2015
Name: Steven G. Glenn
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) X, LTD.
By: Warburg Pincus (Bermuda) Private Equity Ltd., its Sole Shareholder

By:	/s/ Steven G. Glenn	Date:	March 26, 2015
Name: Steven G. Glenn
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY LTD.

By:	/s/ Steven G. Glenn	Date:	March 26, 2015
Name: Steven G. Glenn
Title: Authorised Signatory